AGREEMENT FOR SALE OF STOCK

THIS AGREEMENT, made and entered into this 30th day of October, 2008, by and between Digital Network Alliance International, Inc., a Delaware corporation  (hereinafter referred to as "Seller"),  and AU Wing Chi, Vicky (hereinafter referred to as "Buyer");

WITNESSETH:

WHEREAS, Seller is the owner of 10,000 shares (the “Shares”) of the issued and outstanding stock of Digital Network Alliance Holdings (BVI), Inc., a British Virgin Islands corporation  (hereinafter referred to as "DNA BVI"), representing 100% of the issued and outstanding shares of DNA BVI; and

WHEREAS, Seller desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Seller pursuant to, and in accordance with, the terms and conditions of this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1.

Sale of Stock.  Seller agrees to sell and the Buyer agrees to purchase the Shares, on the date hereof, for a total consideration of $100.

2.

Representation and Warranty of Sellers.

  The Seller hereby represents and warrants to Buyer that at Closing, Buyer shall receive good and marketable title to the Shares, free and clear of any pledges, liens, restrictions and encumbrances of any nature.

3.

Representations and Warranties of Buyer.

 Buyer makes the following representations and warranties, each of which is being relied upon by Seller:

a.

Buyer has full power and authority to execute this Agreement and to complete the transaction contemplated hereby.

b.

There is no litigation, proceeding or investigation pending or threatened against Buyer which questions the validity of this Agreement or of any action taken, or to be taken, pursuant to or in connection with the provisions of this Agreement.  Buyer has no knowledge of any grounds upon which any such litigation, arbitration, proceeding or investigation could be based.

c.

Buyer is relying upon his own investigation and knowledge regarding DNA BVI in electing to purchase the Shares of DNA BVI, has had such access to the books, records, and other information relating to the business and operations of DNA BVI that he is able to make a fully informed decision regarding the merits and risks of purchase of the Shares, and is not relying upon the representations and warranties of the Seller for such purpose.

4.

Representations and Warranties of Seller.

Seller makes the following representations and warranties, each of which is being relied upon by Buyer:

a.

DNA BVI is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands.

b.

As of the date of execution of this Agreement, the authorized capital stock of DNA BVI consists of 50,000 shares of $1.00 par value common stock of which 10,000 shares are validly issued and outstanding.  The Shares are free and clear of any liens, claims, options, charges, or encumbrances of whatsoever nature.  The Seller has  the unqualified right to sell, assign, and deliver the Shares and, upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire good and valid title to the Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature.

c.

The execution and delivery of this Agreement by the Seller, and the consummation by Seller of the transactions contemplated hereby have been duly authorized.

d.

To the best knowledge of the Seller, DNA BVI has no outstanding liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due except the liabilities set forth in Schedule 4d attached hereto and incorporated herein by this reference.

e.

To the best knowledge of the Seller, there are no actions, proceedings, or investigations pending or, to the knowledge of the Seller, threatened against DNA BVI, and neither DNA BVI nor the Seller knows or has any reason to know of any basis for any such action, proceedings, or investigation.

f.

To the best knowledge and belief of the Seller, DNA BVI  has duly filed all tax reports and returns required to be filed by it and has fully paid all taxes and other charges claimed to be due from it by any taxing authority.

g.

DNA BVI and Seller have provided the Buyer with full disclosure of all material information known to them regarding DNA BVI and the Shares. No representation or warranty by the Sellers contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of DNA BVI with proper information as to DNA BVI and its affairs.

5.

Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained in this Agreement or any certificate or other instrument delivered by Seller or Buyer pursuant to this Agreement shall be deemed to be made as of the Closing, as well as of the date hereof, and shall survive the Closing.

6.

Notices.  All notices, letters, financial statements, requests, demands and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered in person or deposited in the United States mail (registered or certified, return receipt requested) or otherwise actually delivered:

a.

If to Seller:

1/F, Xiu Ping Commercial Building

          104 Jervois Street, Sheung Wan, Hong Kong

                                    Attn: Mr. Terence Yap Wing Khai

b.

If to Buyer:

Flat B, 10/F, Block B, Mai Tak Industrial Building

No.221 Wai Yip Street

Kwun Tong, Kowloon

Hong Kong

Attn: Ms. Au Wing Chi, Vicky

7.

Binding Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties, their heirs, legal representatives, successors and assigns.

8.

Entirety.  This Agreement shall be deemed to constitute the entire agreement of the parties and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter hereof.  No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  The representations, warranties, covenants and agreements between the parties shall be as set forth herein, and neither party shall be bound by any prior, contemporaneous or subsequent statement, condition, representation or understanding unless the same is set forth in a written amendment attached hereto.

9.

Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the British Virgin Islands.

10.

Buyer Acknowledgements.

Buyer acknowledges that there is no present market for the Shares.   Buyer further acknowledges that he has been given access to all information concerning the business of DNA BVI and has been given the opportunity to ask questions of and receive information from Seller, to his satisfaction.  Buyer understands the substantial risk factors involved in purchasing the Shares and has made an informed judgment to buy the stock.

11.

Resignation of Officers and Directors.

Simultaneously with closing under the terms of this Agreement, the current officers and directors of DNA BVI shall resign and appoint successors designated by the Buyer.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

BUYER:		SELLER:
Digital Network Alliance International, Inc.:

/s/Au Wing Chi, Vicky		/s/ Chan Chi Fai

By:
Au Wing Chi, Vicky		Chan Chi Fai, Chief Executive Officer